Exhibit 99.1
Voyager Learning Company to Combine with Cambium Learning to
Create a Leading Provider of Educational Intervention Services
DALLAS, TX & NATICK, MA — June 22, 2009 — Voyager Learning Company (Pink Sheets: VLCY.PK), a publisher of education materials and provider of education solutions for the K-12 market, today announced the signing of a definitive merger agreement to combine its business with Cambium Learning, Inc., an education company serving the needs of at-risk and special student populations in the Pre-K through grade 12 market. In 2008, Cambium Learning had revenues of approximately $100 million and Voyager Learning Company reported $98.5 million in revenues. The combination of the companies’ businesses will create a leading provider of education intervention services in the United States.
The business combination will be effected through a newly-formed company, Cambium-Voyager Holdings, Inc., which will acquire both companies and issue shares in the combined company to stockholders of each of Voyager Learning Company and Cambium Learning. Cambium-Voyager Holdings will be majority owned by VSS-Cambium Holdings III, LLC, which will be majority owned by Veronis Suhler Stevenson, a leading private equity investor in the information, education and media industries and current owner of Cambium Learning. Upon completion of the mergers, Cambium-Voyager Holdings will be a public company, and anticipates having its common stock approved for listing on the NASDAQ Global Market.
Under the terms of the merger agreement, each Voyager Learning Company stockholder will be entitled to receive, in exchange for each share of Voyager Learning Company common stock owned by such stockholder, the following consideration: (i) at the election of the stockholder, either one share of common stock of Cambium-Voyager Holdings or $6.50 in cash, subject to a potential pro-rata reduction as described below; and (ii) a pro-rata amount of certain tax refunds received by Voyager Learning Company prior to the closing of the transaction; and (iii) a contingent value right payable periodically during the period commencing nine months after closing and expected to end on or about October 15, 2013. Neither the amount of the tax refund distribution nor the maximum value of the contingent value right can be determined at this time. However, the total per-share amount payable in respect of both of these two forms of consideration on a combined basis is not expected to exceed $0.89 per share of Voyager Learning Company common stock and may be substantially less than that amount, depending on certain factors specified in the merger agreement.
In the aggregate, the Voyager Learning Company stockholders will receive consideration of approximately $194 million (excluding contingent value rights and distributions of certain tax refunds received prior to closing), based on the agreed price of $6.50 per share used by the parties to determine the relative contribution of the two companies. The sole stockholder of Cambium Learning will receive aggregate consideration of approximately $158 million (excluding the warrants described below), consisting of 20,454,312 shares of Cambium-Voyager Holdings common stock issued in the merger at the ascribed value of $6.50 per share. In addition, the stockholder of Cambium Learning will receive a warrant to purchase additional shares of Cambium-Voyager Holdings common stock based on the amount of Cambium Learning debt retired prior to closing and certain other agreed upon matters. In connection with the transaction, the combined company will assume approximately $168 million of indebtedness of Cambium Learning, for total consideration under the merger agreement of approximately $520 million.
The amount of cash available to satisfy cash elections by Voyager Learning Company stockholders will be determined by an agreed formula that is dependent on, among other things, the cash generated by Voyager Learning Company prior to closing, but the amount of cash available for cash elections is limited to a maximum of $67,500,000 in the aggregate. If the amount of cash available for the cash elections is insufficient to accommodate all of the aggregate cash elections made by the Voyager Learning Company stockholders, then the stockholders electing to exchange shares for cash will be subject to a pro-rata reduction in accordance with certain agreed procedures set forth in the merger agreement. The shares of Voyager Learning Company common stock that are not exchanged for cash will be exchanged for shares of Cambium-Voyager Holdings common stock.
The transaction brings together two companies that operate in adjacent markets and have a shared focus on helping struggling students succeed. Through its business units, Voyager Expanded Learning, ExploreLearning and Learning A-Z, Dallas-based Voyager Learning Company provides in-school core reading programs, reading and math intervention programs, reading, science and math technology platforms and professional development programs for school districts throughout the United States. Cambium Learning, headquartered in Natick, Massachusetts, provides research-based, culturally responsive and proven instructional materials, services and technology to help educators raise the achievement level of Pre-K through grade 12 students underserved by existing instructional materials. Cambium Learning’s companies and brands include Sopris West Educational Services, Kurzweil Educational Systems, and IntelliTools. As of December 2008, Cambium Learning had a staff of 275, and Voyager Learning Company had 375 employees.
“As one company, we will be a leading education intervention provider solely focused on changing the learning trajectory for more than 20 million struggling students in our country and helping them reach their learning potential,” said Ron Klausner, President of Voyager Learning Company, who will be named Chief Executive Officer of the combined company upon closing of the transaction. “We look forward to continuing to offer proven effective, research-based products and improving our capabilities by integrating components such as technology and support across product lines.”
“We’ve long respected the work of Voyager and the position Voyager maintains in the market — serving the same student populations as Cambium. Combining these two companies, which largely operate in adjacent market segments with complementary products, brings together market-leading intervention programs and services, a strong research base, and some of the best authors and researchers in the industry,” said Dave Cappellucci, Chief Executive Officer of Cambium Learning, who will become President of the combined company upon closing. “Together, we will be able extend our reach and help many more struggling students.”

“These two companies have a terrific collection of brands, and each meets the profound needs of the most challenged learners in the U.S. The timing is ideal to combine forces to offer products and services that address the critical needs of an estimated $4.5 billion annual market,” added Scott Troeller, Partner at Veronis Suhler Stevenson. “The recently enacted American Recovery and Reinvestment Act addresses many of the critical educational challenges we face — and provides considerable new funding precisely targeting the students served by the combined company.”
The board of directors of Cambium-Voyager Holdings will consist of a total of nine directors, five designated by Cambium Learning, and four designated by Voyager Learning Company, including Richard Surratt, who will cease to be President and Chief Executive Officer of Voyager Learning Company upon closing, but will serve as a director of the combined company. George Logue, co-founder and Executive Vice President of Cambium Learning, will continue his service as Executive Vice President of the combined company. Cambium-Voyager Holdings will be headquartered in Dallas.
The transaction is expected to be completed in October 2009, and is subject to approval by the stockholders of Voyager Learning Company, customary regulatory approvals, including expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and other closing conditions.
Aggregate Cash and Stock Election Consideration to be Received by Voyager Learning Company Stockholders
The following table shows the amount of cash and stock consideration that would be received by Voyager Learning Company stockholders, in the aggregate, if the cash available for cash elections is as set forth at various assumed levels in the table. The table also shows the hypothetical percentage ownership in Cambium-Voyager Holdings which would be held by the Voyager Learning Company stockholders at the specified assumed levels of cash available for cash elections. The table does not include the amount of cash to be paid to Voyager Learning Company stockholders from certain tax refunds received prior to closing and from the contingent value rights described above. The amounts provided are based on 29,874,145 Voyager Learning Company shares of common stock outstanding on June 19, 2009, and 24,300,466 shares of Cambium-Voyager Holdings to be held by the sole stockholder of Cambium Learning upon completion of the mergers, 3,846,154 of which shares will be purchased by the Cambium Learning stockholder immediately prior to the effective time of the mergers at a price of $6.50 per share, for an aggregate of $25.0 million. These amounts also assume that each stockholder elects to receive cash for each share of Voyager Learning Company common stock held by the stockholder.

Shares of
Cambium-
Voyager
	Holdings	Percentage of
	Common Stock	Cambium-Voyager
	to be issued to	Holdings Common
	Voyager	Stock to be Owned
Amount of Cash	Learning	by Voyager
Available for Cash	Company	Learning Company
Election	Stockholders	Stockholders
$67,500,000	19,489,530	44.5%
$65,000,000	19,874,145	45.0%
$62,500,000	20,258,761	45.5%
Example of Cash and Stock Election Consideration to be Received by a Stockholder Owning 1,000 Shares of Common Stock of Voyager Learning Company
The following table shows the amount of cash and stock consideration that would be received by a Voyager Learning Company stockholder owning 1,000 shares of common stock of Voyager Learning Company if the cash available for cash elections is as set forth at the various assumed levels in the table. The table does not include the amount of cash to be paid to Voyager Learning Company stockholders from certain tax refunds received prior to closing and from the contingent value rights described above. The amounts shown are based on 29,874,145 Voyager Learning Company shares of common stock outstanding as of June 19, 2009. These amounts also assume that all stockholders elect to receive cash for each share of Voyager Learning Company common stock held by the stockholder.

		Shares of
Amount of Cash		Cambium - Voyager
Available for Cash	Cash	Holdings Common
Election	Consideration	Stock
$67,500,000	$2,255	653
$65,000,000	$2,171	666
$62,500,000	$2,086	679
Proceeds of Certain Tax Refunds and Contingent Value Rights
In addition to the cash and stock consideration described above, each Voyager Learning Company stockholder will receive a pro-rata portion of certain tax refunds received by Voyager Learning Company prior to closing, a portion of which will be payable at closing. Each Voyager Learning Company stockholder also will receive additional cash consideration through a contingent value right payable periodically during the period commencing nine months after closing of the transaction and expected to end on or about

October 15, 2013. The maximum amount of tax refunds payable will be determined at closing and will depend on both the amount of specified tax refunds received prior to closing and the amount of specified refunds received within 18 months after closing, subject to reduction for certain agreed contingencies and transaction-related expense reimbursements. Voyager Learning Company is currently unable to estimate either the amount of tax refunds that will be distributed immediately after closing or the amounts which might ultimately be payable under the contingent value rights. However, the aggregate amount payable on a per-share basis by way of tax refunds and contingent value rights is not expected to exceed $0.89 per share of common stock of Voyager Learning Company, and may be substantially less than that amount, depending on certain factors specified in the merger agreement.
Cambium-Voyager Holdings is represented by Lowenstein Sandler PC in connection with this transaction, and Voyager Learning Company is represented by Perkins Coie LLP. Allen & Company LLC serves as financial advisor to Voyager Learning Company.
Voyager Learning Company will hold a conference call at 4:00 p.m. Eastern Time on Tuesday, June 23, 2009, to discuss the details of the transaction. To listen to this conference call, please dial (888) 688-0384 and enter ID #15899624 at 4:00 p.m. Eastern Time on June 23, 2009. The call will be recorded and archived until July 21, 2009, and can be replayed by calling (800) 642-1687 and entering ID #15899624. The conference call will also be webcast and archived on the Voyager Learning Company website at www.voyagercompany.com.
About Voyager Learning Company
Voyager Learning Company (Pink Sheets: VLCY.PK) is based in Dallas, Texas, and is a publisher of education materials and provider of education solutions serving the K-12 market. Through its product lines, which include Voyager Expanded Learning, ExploreLearning and Learning A-Z, Voyager Learning Company is a leading provider of K-12 curriculum products, in-school core reading programs, reading and math intervention programs, and professional development programs for school districts throughout the United States.
About Cambium Learning
Cambium Learning, which has established itself over 26 years as a nationally recognized leader in education, is an education company that provides research-based, culturally responsive and proven instructional materials, services and technology to help educators raise the achievement level of those pre-K through grade 12 students underserved by existing instructional materials. Founded in 2002 and based in Natick, Massachusetts, Cambium Learning believes that all students, including minority, at-risk, economically disadvantaged and special student populations can achieve at a high level. Cambium Learning companies and brands include Sopris West Educational Services, Kurzweil Educational Systems, and IntelliTools.
About Veronis Suhler Stevenson
Veronis Suhler Stevenson (www.vss.com) is a private equity and mezzanine capital fund management company dedicated to investing in the information, education and media industries in North America and Europe. VSS provides capital for buyouts, recapitalizations, growth financings and strategic acquisitions to companies and management teams with a goal to build companies both organically and through a focused add-on acquisition program. To date, VSS equity and mezzanine funds have invested in 63 platform companies, which have in turn completed over 270 add-on acquisitions resulting in a portfolio with realized and unrealized enterprise values totaling over $14 billion.

Contact:
Voyager Learning Company
Shannan Overbeck
(214) 932-9476
soverbeck@voyagerlearning.com
Veronis Suhler Stevenson
Jim Rutherfurd
(212) 381-8446
rutherfurdj@vss.com
Cambium Learning
Laurie Burke
(508) 647-1340 ext. 104
lburke@cambiumlearning.com
Forward-Looking Statements
Some of the statements contained herein constitute forward-looking statements. These statements relate to future events including the transaction and the future financial performance of Voyager Learning Company, Cambium Learning and the combined company, and involve known and unknown risks, uncertainties and other factors that may cause the respective markets, actual results, levels of activity, performance or achievements of Voyager Learning Company, Cambium Learning or the combined company to be materially different from any future results, levels of activity, performance or achievements. These risks and other factors you should consider include, but are not limited to, the ability to obtain regulatory approvals necessary to complete the transaction, satisfaction of closing conditions in the merger agreement, approval of the merger agreement by the stockholders of Voyager Learning Company, loss of key personnel, success of ongoing product development, maintaining acceptable margins, the ability to control costs, changes in customer demands or industry standards, the ability to successfully attract and retain a broad customer base for current and future products, K-12 enrollment and demographic trends, the level of educational and education technology funding, the impact of federal, state and local regulatory requirements on the business of the companies, the impact on Voyager Learning Company’s stock price and trading volume as a result of its common stock being traded over-the-counter, the impact of competition and the risk that competitors will seek to capitalize on the risks and uncertainties confronting the companies, including those listed above and the uncertainty of economic conditions in general, financial market performance, and other risks listed under “Risk Factors” in Voyager Learning Company’s filings with the Securities and Exchange Commission. In some cases, you can identify forward- looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “projects,” “intends,” “prospects,” “priorities,” or the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Neither Voyager Learning Company, Cambium Learning nor the combined company undertakes any obligation to update any of these statements.
Additional Information
In connection with the proposed mergers, Cambium-Voyager Holdings will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of Voyager Learning Company that also constitutes a prospectus of Cambium-Voyager Holdings. Voyager Learning Company will mail the proxy statement/prospectus to each of its stockholders. Cambium-Voyager Holdings and Voyager Learning Company urge investors and security holders to read the proxy statement/prospectus regarding the proposed mergers when it becomes available because it will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from Voyager Learning Company’s website (www.voyagercompany.com) under the heading “Investor Relations” and then under the tab “SEC Filings.”

Cambium-Voyager Holdings, Voyager Learning Company, Cambium Learning and their respective directors, executive officers and various other members of management and employees may be soliciting proxies from Voyager Learning Company stockholders in favor of the merger agreement. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Voyager Learning Company stockholders in connection with the proposed mergers will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about Voyager Learning Company’s executive officers and directors in its Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 6, 2009. You can obtain free copies of this document from Voyager Learning Company using the contact information above. Additional information regarding the interests of these potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available. Cambium Learning is a private company and its financial information is not publicly available, but will be included in the Registration Statement filed on Form S-4.
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of the jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
The per-share value ascribed in the transaction as discussed herein is a measure of the parties’ determination of their relative valuation to each other, and is not a statement or opinion as to the market value of the combined company. No such valuation has been performed by the parties.
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